                                                                     EXHIBIT 4.4

                                TECO ENERGY, INC.


                                       and


                              THE BANK OF NEW YORK
                                   As Trustee





                            -------------------------





                      _____________ SUPPLEMENTAL INDENTURE


                         dated as of ___________, 20___


                           Supplementing the Indenture


                           dated as of August 17, 1998





                            -------------------------





                                 $_____________


                         __% _________ Notes Due ______




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                                TABLE OF CONTENTS

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                                                                                                                  PAGE

ARTICLE ONE               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION...................................2

           Section 101.        Definitions..........................................................................2

           Section 102.        Section References...................................................................4

ARTICLE TWO               DESIGNATION AND TERMS OF THE NOTES........................................................4

           Section 201.        Establishment of Series..............................................................4

           Section 202.        Maturity.............................................................................4

           Section 203.        Variations in Terms of Notes.........................................................4

           Section 204.        Amount and Denominations.............................................................5

           Section 205.        Interest Rates and Interest Payment Dates............................................6

           Section 206.        Extension of Interest Payment Period.................................................7

           Section 207.        Notice of Extension..................................................................8

           Section 208.        Limitation of Amendments and Termination of the Indenture............................8

           Section 209.        Limitation of Transactions...........................................................9

           Section 210.        Authentication and Delivery of the Notes.............................................9

           Section 211.        No Sinking Fund.....................................................................10

           Section 212.        Appointment of Agents and the Depository............................................10

           Section 213.        Redemption..........................................................................10

ARTICLE THREE             REDEMPTION OF THE NOTES..................................................................10

           Section 301.        Special Event Redemption............................................................10

           Section 302.        Optional Redemption by Company......................................................11

ARTICLE FOUR              ADDITIONAL COVENANTS OF THE COMPANY......................................................12

           Section 401.        Payment of Expenses.................................................................12

           Section 402.        Payment Upon Resignation or Removal.................................................13

           Section 403.        Covenant to List on Exchange........................................................13

ARTICLE FIVE              [SUBORDINATION...........................................................................13

           Section 501.        Subordination.......................................................................13

           Section 502.        Default on Senior Indebtedness......................................................14

           Section 503.        Liquidation; Dissolution; Bankruptcy................................................14

           Section 504.        Subrogation.........................................................................15

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                              TABLE OF CONTENTS

                                 (CONTINUED)

           Section 505.        Trustee to Effectuate Subordination.................................................16

           Section 506.        Notice by the Company...............................................................16

           Section 507.        Rights of the Trustee; Holders of Senior Indebtedness...............................17

           Section 508.        Subordination May Not Be Impaired...................................................17

ARTICLE SIX               EVENTS OF DEFAULT WITH RESPECT TO THE NOTES..............................................18

           Section 601.        Definition..........................................................................18

           Section 602.        Acceleration........................................................................18

           Section 603.        Suits...............................................................................19

ARTICLE SEVEN             AMENDMENT TO ORIGINAL INDENTURE..........................................................19

           Section 701.        Amendment to Section 801 of Original Indenture......................................19

ARTICLE EIGHT             MISCELLANEOUS............................................................................20

           Section 801.        Effect On Original Indenture........................................................20

           Section 802.        Counterparts........................................................................20

           Section 803.        Recitals............................................................................20

           Section 804.        Governing Law.......................................................................20

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           This _______ Supplemental Indenture, dated as of ____________________
20____ between TECO Energy, Inc., a corporation duly organized and existing under the laws of the State of Florida (hereinafter called the "Company") and having its principal office at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602, and The Bank of New York, as trustee (hereinafter called the "Trustee") and having its principal corporate trust office at 101 Barclay
Street, 21st Floor West, New York, New York 10286.

                                   WITNESSETH:

           WHEREAS, the Company and the Trustee entered into an Indenture, dated as of August 17, 1998, as heretofore amended (as so amended, the "Original Indenture"), pursuant to which one or more series of debt of the Company (the "Securities") may be issued from time to time; and

           WHEREAS, Section 201 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

           WHEREAS, Section 901(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

           WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this ______ Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of one series of Securities to be known as the Company's "__% Notes Due _____" (the "Notes") and amending and adding certain provisions thereof for the benefit of the Holders of the Notes; and

           WHEREAS, TECO Capital Trust ____, a Delaware statutory business trust (the "Trust"), intends to offer to the public $______________ aggregate liquidation amount of its ______% Trust Preferred Securities (the "Trust Preferred Securities"), representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering in a like aggregate principal amount of the preferred securities (the "Company Preferred Securities") of TECO Funding Company ___, LLC, a Delaware limited liability company (the "LLC"), and the LLC will invest the proceeds of the Company Preferred Securities, together with the proceeds of its common securities, in $_________aggregate principal amount of the Notes; and

           WHEREAS, the Company and the Trustee desire to enter into this ________ Supplemental Indenture for the purposes set forth in Sections 201 and 901 of the Original Indenture as referred to above; and

           WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this ________ Supplemental Indenture; and

           WHEREAS, all things necessary to make this ________ Supplemental Indenture a valid agreement of the Company and the Trustee and a valid supplement to the Original Indenture have been done,


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           NOW, THEREFORE, THIS ________ SUPPLEMENTAL INDENTURE WITNESSETH:

           For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                  ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

           SECTION 101. DEFINITIONS

           All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this ________ Supplemental Indenture are hereinafter sometimes collectively referred to as the "Indenture".

           "90-Day Period" shall have the meaning set forth in Section 301.

           "Additional Interest" shall have the meaning set forth in Section 205(c).

           "Business Day" shall mean a day on which banks are open for business in New York and Delaware.

           "Change in 1940 Act Law" shall have the meaning set forth in Section 301.

           "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

           "Company Agreement" means the Amended and Restated Limited Liability Company Agreement dated as of _______, 20___, among the Company and the Property Trustee, as the same may be amended from time to time.

           "Compounded Interest" shall have the meaning set forth in Section
206.

           "Coupon Rate" shall have the meaning set forth in Section 205(a).

           "Deferred Interest" shall have the meaning set forth in Section 206.

           "Delaware Trustee" shall mean the corporation identified as the "Delaware Trustee" in the preamble to the Trust Agreement solely in its capacity as Delaware Trustee of the Trust created and continued thereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as therein provided.

           "Depository" shall have the meaning set forth in Section 212(b).

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           "Dissolution Event" means that the LLC and the Trust are to be dissolved in accordance with the Company Agreement and the Trust Agreement, and the Notes held by the LLC are to be distributed to the holders of the Trust Preferred Securities issued by the Trust pro rata in accordance with the Company Agreement and the Trust Agreement.

           "Extended Interest Payment Period" shall have the meaning set forth in Section 206.

           "Global Note" shall have the meaning set forth in Section
204(c)(i)(A).

           "Guarantee" shall mean the Guarantee Agreement executed and delivered by the Depositor and The Bank of New York, as guarantee trustee, contemporaneously with the execution and delivery of the Trust Agreement, for the benefit of the Holders of the Company Preferred Securities, as amended from time to time.

           "Interest Payment Date" shall have the meaning set forth in Section 205(a).

           "Investment Company Event" shall have the meaning set forth in
Section 301.

           "Maturity Date" means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

           "Ministerial Action" shall have the meaning set forth in Section 301.

           "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 204(c)(i)(B).

           "Optional Redemption Price" shall have the meaning set forth in
Section 302(a).

           "Property Trustee" shall mean the commercial bank or trust company acting solely in its capacity as the "Property Trustee" under the Trust Agreement, and any successor "Property Trustee" acting in such capacity.

           "Redemption Price" shall have the meaning set forth in Section 301.

           ["Senior Indebtedness" shall _______________________.]

           "Special Event" shall have the meaning set forth in Section 301.

           "Tax Event" shall have the meaning set forth in Section 301.

           "Trust Agreement" shall mean the Amended and Restated Trust Agreement of TECO Capital Trust ____, a Delaware statutory business trust, dated as of _________________, 20__.

           "Trust Preferred Security Certificate" shall mean a certificate evidencing ownership of Trust Preferred Securities, substantially in the form set forth in the Trust Agreement.

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           SECTION 102. SECTION REFERENCES

           Each reference to a particular section set forth in this ________ Supplemental Indenture shall, unless the context otherwise requires, refer to this ________ Supplemental Indenture.

                                  ARTICLE TWO
                       DESIGNATION AND TERMS OF THE NOTES

           SECTION 201. ESTABLISHMENT OF SERIES

           There is hereby created a series of Securities to be known and designated as the "____% __________ Notes Due _________" (the "Notes"), to be in substantially in the form set forth in Exhibit A attached hereto, subject to changes in the form thereof made by the Company and acceptable to the Trustee, and which shall be [subordinated to all Senior Indebtedness of the Company] [Shall rank equally with each other]. For the purposes of the Original Indenture, the Notes shall constitute a single series of Securities.

           SECTION 202. MATURITY

           The Maturity Date of the Notes is __________, 20____.

           SECTION 203. VARIATIONS IN TERMS OF NOTES

           Subject to the terms and conditions set forth in the Original Indenture and in this ________ Supplemental Indenture, the terms of any particular Note may vary from the terms of any other Note as contemplated by
Section 301 of the Original Indenture, and the terms for a particular Note will be set forth in such Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 303 of the Original Indenture.

           SECTION 204. AMOUNT AND DENOMINATIONS

                (a) The aggregate principal amount of Notes that may be issued under this ________ Supplemental Indenture is limited to $__________.

                (b) Except as provided in Section 204(c), the Notes shall be issued in fully registered certificated form without interest coupons in denominations of $____ or integral multiples of $_____ in excess thereof. The Place of Payment for the Notes issued in certificated form where the transfer of such Notes will be registrable and where such Notes will be exchangeable for Notes bearing identical terms and provisions shall be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Notes is the LLC or the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Notes held by the LLC or the Property Trustee will be made at such place and to such account as may be designated to the Company in writing by such Holder by wire transfer of immediately available funds.

                (c)     Global Note.

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                        (i)     In connection with a Dissolution Event,

                                (A) the Notes in certificated form may be
                        presented to the Trustee by the LLC or the Property Trustee in exchange for a global Note in an aggregate principal amount equal to the aggregate principal amount of all outstanding Notes (a "Global Note"), to be registered in the name of the Depository, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the LLC. The Company upon any such presentation shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Original Indenture and this ________ Supplemental Indenture. Payments on the Notes issued as a Global Note will be made to the Depository; and

                                (B) if any Trust Preferred Securities are held
                        in non-book-entry certificated form, the Notes in certificated form may be presented to the Trustee by the LLC or the Property Trustee and any Trust Preferred Security Certificate which represents Trust Preferred Securities other than Trust Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Notes presented to the Trustee by the LLC or the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non-Book-Entry Trust Preferred Securities until such Trust Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Trust Preferred Security Certificates will be cancelled and a Note, registered in the name of the holder of the Trust Preferred Security Certificate or the transferee of the holder of such Trust Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Trust Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Original Indenture and this ________ Supplemental Indenture. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the LLC to the Trustee will be deemed to have been cancelled.

                        (ii) Unless and until it is exchanged for the Notes in registered form, a Global Note may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

                        (iii) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition,

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                as the case may be, the Company will execute, and, subject to
                Article Eleven of the Original Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by the Global Note. In such event the Company will execute, and subject to Section 303 of the Original Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depository for delivery to the Persons in whose names such Notes are so registered.

           SECTION 205. INTEREST RATES AND INTEREST PAYMENT DATES

                (a) Each Note will bear interest at the rate of ___% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Section 206) quarterly in arrears on ___________, ____________, ____________and _____________ of each year (each, an
"Interest Payment Date"), commencing on _______________ ___, 20__, to the Person in whose name such Note or any predecessor Note is registered at the close of business on the Regular Record Date for such interest installment, which, with respect to (i) Notes of which the LLC or the Property Trustee is the Holder and the Company Preferred Securities or the Trust Preferred Securities are in book-entry only form or (ii) a Global Note, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (x) the Notes are held by the LLC or the Property Trustee , the Company Preferred Securities are not held in book-entry form and the Trust Preferred Securities are no longer in book-entry only form or (y) the Notes are not represented by a Global Note, the Company may select a Regular Record Date for such interest installment which shall be fifteen (15) days before an Interest Payment Date.

                (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest

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payable on such date will be made on the next succeeding day which is a Business
Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                (c) If, at any time while the LLC or the Property Trustee is the Holder of any Notes, the LLC, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Notes held by the LLC or the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the LLC or the Trust and the Property Trustee after the payment of such taxes, duties, assessments or other governmental charges will be equal to the amounts the LLC or the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

           SECTION 206. EXTENSION OF INTEREST PAYMENT PERIOD

           The Company shall have the right, at any time and from time to time during the term of the Notes, so long as no Event of Default with respect to the Notes has occurred and is continuing, to defer payments of interest by extending the interest payment period of such Notes for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 206, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Notes, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Notes in whose names the Notes are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except (i) at the end thereof and (ii) upon a redemption of the Notes during an Extended Interest Payment Period, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

           SECTION 207. NOTICE OF EXTENSION

                (a) If the Property Trustee is the sole holder of the Company Preferred Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Property Trustee and the Trustee of its selection of such Extended

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Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Company Preferred Securities issued by the LLC are payable, or (ii) the date the Company is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Trust Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

                (b) If the Property Trustee is not the only holder of the Company Preferred Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give the holders of the Company Preferred Securities and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self regulatory organization or to Holders of the Notes.

                (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 207 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 206.

           SECTION 208. LIMITATION OF AMENDMENTS AND TERMINATION OF THE
INDENTURE

           Unless and until the principal (and premium, if any) of the Notes and all accrued and unpaid interest thereon have been paid in full, (a) without the prior consent of the holders of not less than a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding, (i) the Company will not enter into any amendment to the Original Indenture, as supplemented hereby, that would adversely affect the holders of any of the Trust Preferred Securities; (ii) no termination of the Original Indenture, as supplemented hereby, shall occur; and (b) without the consent of each holder of Trust Preferred Securities then outstanding, no amendment to Section 603 hereof may be made.

           If at any time while the Notes are held by the LLC no Trust Preferred Securities of the Trust remain outstanding, unless and until the principal (and premium, if any) of the Notes and all accrued and unpaid interest thereon have been paid in full, (a) without the prior consent of the holders of not less than a majority in aggregate liquidation amount of the Company Preferred Securities then outstanding, (i) the Company will not enter into any amendment to the Indenture that would adversely affect the holders of any of the Company Preferred Securities, (ii) no termination of the Indenture shall occur; and (b) without the consent of each holder of Company Preferred Securities then outstanding, no amendment to Section 603 hereof may be made.

           SECTION 209. LIMITATION OF TRANSACTIONS

           If (i) the Company shall exercise its right to defer payment of interest as provided in Section 206, (ii) the Company shall have actual knowledge that an event has occurred that with the giving of notice or the lapse of time, or both, would constitute an Event of Default with respect to the Notes and the Company has not taken reasonable steps to cure the event, or (iii) the Company shall be in default with respect to its payment obligations under the Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock, (ii) any payment of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) purchases of its common stock related to the issuance of such stock under any of the Company's benefit plans for its directors, officers or employees, (iv) obligations under any dividend reinvestment plan or stock purchase plan of the Company, (v) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged or (vi) dividends or distributions in its common stock) or make any guarantee payment with respect thereto, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Notes and (c) the Company shall not make any guarantee payments with respect to any of the payment obligations referred to in subparagraph (b) of this Section 209 (other than pursuant to the Guarantee and any similar guarantee issued by the Company on behalf of holders of preferred securities issued by an issuer holding Securities issued under the Indenture).

           SECTION 210. AUTHENTICATION AND DELIVERY OF THE NOTES

           Notes in the aggregate principal amount of $_________ may, upon execution of this ________ Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, its President, any Vice President, its Treasurer or any Assistant Treasurer, without any further action by the Company. [As provided in and pursuant to Section 303 of the Original Indenture, each time that the Company delivers Notes to the Trustee or Authenticating Agent for authentication after the initial issuance of Notes under the Indenture, the Company shall deliver a Supplemental Company Order in the form of Exhibit B to this ________ Supplemental Indenture for the authentication and delivery of such Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such Notes.]

           SECTION 211. NO SINKING FUND

           The Notes shall not be entitled to the benefit of any sinking fund or analogous provision.

           SECTION 212. APPOINTMENT OF AGENTS AND THE DEPOSITORY

                (a) The Company hereby appoints, or confirms the appointment of, The Bank of New York as the initial Trustee, Securities Registrar and Paying Agent with respect to the Notes, subject to the provisions of the Original Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Company to appoint additional agents (including Paying Agents).

                (b) The Depository Trust Company (or its nominee) shall act as the initial Depository (the "Depository") for any Global Note which may be issued pursuant to this ________ Supplemental Indenture.

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           SECTION 213. REDEMPTION

           The Notes are not subject to redemption at the option of the Holder and are subject to redemption solely at the option of the Company or otherwise as provided in Article Three hereof.

                                 ARTICLE THREE
                             REDEMPTION OF THE NOTES

           SECTION 301. SPECIAL EVENT REDEMPTION

           If a Special Event (as defined below) has occurred and is continuing then, notwithstanding Section 302(a) but subject to Section 302(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Notes to redeem the Notes, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Redemption Price"); provided, however, that in the case of an occurrence of a Tax Event, if at the time there is available to the Company the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the LLC or the holders of the Company Preferred Securities, the Trust or the Holders of the Trust Preferred Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Notes while it is pursuing any Ministerial Action pursuant to its obligations under the Trust Agreement. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

           A "Special Event" shall mean either a Tax Event or an Investment Company Event. "Tax Event" shall mean that the LLC or the Trust shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations by any court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation or application is issued or announced on or after the date of original issuance of Notes or the Company Preferred Securities, there is more than an insubstantial risk that (i) the LLC or the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States Federal income tax with respect to interest received on the Notes or Company Preferred Securities, (ii) interest payable by the Company to the LLC on the Notes is not, or will not be within 90 days of the date of the opinion of counsel, deductible for United States Federal income tax purposes, or (iii) the LLC or the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. "Investment Company Event" shall mean the LLC or the Trust shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") there is more than an insubstantial risk that the LLC or the Trust is or will be considered an "Investment Company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Notes or the Company Preferred Securities.

           SECTION 302. OPTIONAL REDEMPTION BY COMPANY

                (a) Subject to the provisions of Section 302(b) and to the provisions of Article Eleven of the Original Indenture, except as otherwise may be specified in this ________ Supplemental Indenture, the Company shall have the right to redeem the Notes, in whole or in part, from time to time, on or after _________, ____, upon not less than 30 days nor more than 60 days notice to the Holder of the Notes at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price").

           If the Notes are only partially redeemed pursuant to this Section 302, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Notes are registered as a Global Note, the Depository shall determine, in accordance with its procedures, the principal amount of such Notes held by each Note Holder to be redeemed. The Optional Redemption Price shall be paid on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

                (b) If a partial redemption of the Notes would result in the delisting of the Trust Preferred Securities from any national securities exchange or other organization on which the Trust Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Notes in whole.

                                  ARTICLE FOUR
                       ADDITIONAL COVENANTS OF THE COMPANY

           SECTION 401. PAYMENT OF EXPENSES

                (a) In connection with the offering, sale and issuance of the Notes to the LLC, the Company Preferred Securities to the Trust and the Trust Preferred Securities by the Trust, the Company, in its capacity as borrower with respect to the Notes, shall:

                        (i) pay all costs and expenses relating to the offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Original Indenture;

                        (ii) pay all debts and obligations and all costs and expenses of the LLC and the Trust (including, but not limited to, costs and expenses relating to the organization of the LLC and the Trust, the offering, sale and issuance of the Trust Preferred Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

                        (iii) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and

                        (iv) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) imposed by the United States or any other taxing authority and all liabilities, costs and expenses with respect to such taxes of the LLC or the Trust.

                (b) The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person to whom such fees, expenses, debts and obligations are owed (each, a "Creditor"), whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary to give full effect to the foregoing.

           SECTION 402. PAYMENT UPON RESIGNATION OR REMOVAL

           Upon termination of this ________ Supplemental Indenture or the Original Indenture or the removal or resignation of the Trustee pursuant to this
Section 402, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

           SECTION 403. COVENANT TO LIST ON EXCHANGE

           If the Notes are to be distributed to the holders of Trust Preferred Securities or to the holders of the Company Preferred Securities if no Trust Preferred Securities are outstanding, as described in Section 204(c), the Company will, if the Notes are not already so listed, use its best efforts to list such Notes on the New York Stock Exchange, Inc. or on such other exchange as the Trust Preferred Securities or the Company Preferred Securities, as the case may be, are then listed.

                                  ARTICLE FIVE
                                 [SUBORDINATION

           SECTION 501. SUBORDINATION

           The Company resolves, and each Holder of Notes issued hereunder by such Holder's acceptance thereof covenants and agrees, that all Notes shall be issued subject to the provisions of this Article Five, and each Holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

           The payment by the Company of the principal of, premium, if any, and interest on all Notes issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this ________ Supplemental Indenture or thereafter incurred.

           This Article shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

           No provision of this Article Five shall prevent the occurrence of any default or Event of Default with respect to the Notes.

           SECTION 502. DEFAULT ON SENIOR INDEBTEDNESS

           In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other amount due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by the Company to the Holders of the Notes with respect to the principal (including redemption and sinking fund payments) of, premium, if any, interest on, or any other amount owing in respect of, the Notes.

           In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder of the Notes when such payment is prohibited by the preceding paragraph of this Section 502, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

           SECTION 503. LIQUIDATION; DISSOLUTION; BANKRUPTCY

           Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment or distribution is made by the Company to the Holders of the Notes on account of the principal of, premium, if any, interest on, or any other amount owing in respect of, the Notes; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee would be entitled to receive from the Company, except for the provisions of this Article Five, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Notes or to the Trustee.

           In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Notes before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

           For purposes of this Article Five, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Five with respect to the Notes to the payment of all Senior Indebtedness that may at the time be outstanding, provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 503 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Indenture. Nothing in Section 502 hereof or in this
Section 503 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 of the Original Indenture.

           SECTION 504. SUBROGATION

           Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of, premium, if any, and interest on, and all other amounts owing in respect of, the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article Five, and no payment over pursuant to the provisions of this Article Five, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Notes or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Five are and are intended solely for the purposes of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness on the other hand.

           Nothing contained in this Article Five or elsewhere in this ________ Supplemental Indenture or the Original Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on and all other amounts owing in respect of the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Original Indenture, as amended and supplemented by this ________ Supplemental Indenture, subject to the rights, if any, under this Article Five of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

           Upon any payment or distribution of assets of the Company referred to in this Article Five, the Trustee, subject to the provisions of Section 603 of the Original Indenture, and the Holders of the Notes, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Five.

           SECTION 505. TRUSTEE TO EFFECTUATE SUBORDINATION

           Each Holder of a Note by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Five and appoints the Trustee as such Holder's attorney-in-fact for any and all such purposes.

           SECTION 506. NOTICE BY THE COMPANY

           The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Five. Notwithstanding the provisions of this Article Five or any other provision of the Original Indenture and this ________ Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Five unless and until a Responsible Officer shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 603 of the Original Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 506 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note) then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

           The Trustee, subject to the provisions of Section 603 of the Original Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a representative or trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article Five, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Five, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

           SECTION 507. RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR INDEBTEDNESS

           The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Five in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Original Indenture or this ________ Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

           With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Five, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Original Indenture or this ________ Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 603 of the Original Indenture, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Notes, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Five or otherwise.

           SECTION 508. SUBORDINATION MAY NOT BE IMPAIRED

           No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Original Indenture or this ________ Supplemental Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

           Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Five or the obligations hereunder of the Holders of the Notes to the holders of such Senior Indebtedness, do any one or more of the following:

                        (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;

                        (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;

                        (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and

                        (iv) exercise or refrain from exercising any rights against the Company and any other Person.]

                                  ARTICLE SIX
                   EVENTS OF DEFAULT WITH RESPECT TO THE NOTES

           SECTION 601. DEFINITION

           All of the events specified in clauses (1), (2) and (4) through (6) of Section 501 of the Original Indenture shall be "Events of Default" with respect to the Notes.

           SECTION 602. ACCELERATION

           In addition to the provisions regarding acceleration of maturity upon an Event of Default provided by Section 502 of the Original Indenture, if an Event of Default occurs and is continuing with respect to the Notes, so long as any of the Trust Preferred Securities of the Trust remain outstanding, if, upon such Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes fail to declare the principal of all the Notes to be so immediately due and payable, the holders of 25% in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have the right, by notice to the Trustee, to declare the principal of and accrued interest on all the Notes to be due and payable immediately.

           So long as any of the Trust Preferred Securities of the Trust remain outstanding, the holders of a majority in aggregate liquidation amount of the Trust Preferred Securities then outstanding shall have the sole right (and the Holders of the Notes may not, notwithstanding the provisions of Section 502 of the Original Indenture, exercise any such right) to rescind an acceleration and its consequences with respect to the Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

           If at any time while the Notes are held by the LLC and no Trust Preferred Securities of the Trust remain outstanding, in addition to the provisions regarding acceleration of maturity upon an Event of Default provided by Section 502 of the Original Indenture, if an Event of Default occurs and is continuing with respect to the Notes, so long as any of the Company Preferred Securities remain outstanding, if, upon such Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes fail to declare the principal of all the Notes to be so immediately due and payable, the holders of 25% in aggregate liquidation amount of the Company Preferred Securities then outstanding shall have the right, by notice to the Trustee, to declare the principal of and accrued interest on all the Notes to be due and payable immediately.

           If at any time while the Notes are held by the LLC and no Trust Preferred Securities of the Trust remain outstanding, so long as any of the Company Preferred Securities remain outstanding, the holders of a majority in aggregate liquidation amount of the Company Preferred Securities then outstanding shall have the sole right (and the Holders of the Notes may not, notwithstanding the provisions of Section 502 of the Original Indenture, exercise any such right) to rescind an acceleration and its consequences with respect to the Notes if the rescission would not conflict with any judgment or decree and if all existing Events of Default on the Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

           SECTION 603. SUITS

           So long as any of the Trust Preferred Securities of the Trust remain outstanding, any holder of a Trust Preferred Security shall have the right, upon the occurrence and continuance of an Event of Default described in Section 501(1) or 501(2) of the Original Indenture with respect to the Notes, to institute suit directly against the Company to enforce payment to such holder of the principal of, and premium, if any, and interest on, the Notes having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities held by such holder.

           If at any time while the Notes are held by the LLC no Trust Preferred Securities of the Trust remain outstanding, so long as any of the Company Preferred Securities remain outstanding, any holder of a Company Preferred Security shall have the right, upon the occurrence and continuance of an Event of Default described in Section 501(1) or 501(2) of the Original Indenture with respect to the Notes, to institute suit directly against the Company to enforce payment to such holder of the principal of, and premium, if any, and interest on, the Notes having a principal amount equal to the aggregate liquidation amount of the Company Preferred Securities held by such holder.

                                 ARTICLE SEVEN
                         AMENDMENT TO ORIGINAL INDENTURE

           SECTION 701. AMENDMENT TO SECTION 801 OF ORIGINAL INDENTURE

           The amendment of Section 801 of the Original Indenture is set forth in Section 701 of the Third Supplemental Indenture.

                                 ARTICLE EIGHT
                                 MISCELLANEOUS

           SECTION 801. EFFECT ON ORIGINAL INDENTURE

           The ________ Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this ________ Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this ________ Supplemental Indenture shall together constitute one and the same instrument.

           SECTION 802. COUNTERPARTS

           This ________ Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute by one and the same instrument.

           SECTION 803. RECITALS

           The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this ________ Supplemental Indenture.

           SECTION 804. GOVERNING LAW

           This ________ Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

              [The balance of this page intentionally left blank.]

           IN WITNESS WHEREOF, the parties hereto have caused this ________ Supplemental Indenture to be duly executed, all as of the date and year first written above.

                        TECO ENERGY, INC.



                        By:
                           --------------------------------------------
                        Name:
                        Title:



                        THE BANK OF NEW YORK, AS TRUSTEE



                        By:
                           --------------------------------------------
                        Name:
                        Title:

State of                                  )
                                          ) SS.:
County of                                 )

           On the __________ day of ________________, 20____ before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that s/he is _______________________________________
of TECO ENERGY, INC., one of the corporations described in and which executed the foregoing instrument.


                                  --------------------------------------------
                                  Notary Public

State of New York        )
                         ) SS.:
County of New York       )

           On the ________ day of __________________ 20___ before me personally came ______________________________________ to me known, who, being by me duly sworn, did depose and say that he/she is ____________________________ of THE BANK OF NEW YORK, one of the corporations described in and which executed the foregoing instrument.


                                  --------------------------------------------
                                  Notary Public

                                                                       EXHIBIT A


                                  FORM OF NOTE



CUSIP NO.: _______                                  PRINCIPAL AMOUNT:  $______

REGISTERED NO. ____

                                TECO ENERGY, INC.



                         ____% __________ Notes Due 20__

                            -------------------------



ORIGINAL ISSUE DATE:                            PRINCIPAL AMOUNT:                            SPECIFIED CURRENCY:
                                                $___________                                 U.S. dollars
________________, 20__


                                                INTEREST RATE:  ____%                        SINKING FUND:  None
ISSUE PRICE:  ____% (as a percentage of
principal amount)

                                                INTEREST PAYMENT                             REDEMPTION OPTIONS:
                                                DATES: ______ __, ______ __,                 See reverse of this Note.
STATED MATURITY:                                _____ __and _____ __ of each
_______, 20__.                                  year, commencing _________
                                                __, 20__.


                            -------------------------


           TECO ENERGY, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the "Company," which term includes any successor Corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the order of TECO FUNDING COMPANY ___, LLC, a Delaware limited liability company (the "LLC"), or registered assigns, the principal sum set forth above on the Stated Maturity, upon the presentation and surrender hereof at the principal office of the Company or such other office as the Company has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (assuming a 360-day year consisting of twelve 30-day months) equal to the Interest Rate set forth above.

           Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date as provided below. In each case, payments shall be made in accordance with the provisions hereof until the principal hereof is paid or duly made available for payment.

           Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

           Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           IN WITNESS WHEREOF, TECO ENERGY, INC. has caused this instrument to be duly executed.





Dated:  ____________, 20__






TRUSTEE'S CERTIFICATE                       TECO ENERGY, INC.
OF AUTHENTICATION

This is one of the series

designated therein referred
to in the within-mentioned                  By:
Indenture.                                     -------------------------------


                                            Name:
THE BANK OF NEW YORK,
as Authenticating Agent for the Trustee     Title:

By:
   -----------------------------
     Authorized signatory

                                (REVERSE OF NOTE)



                                TECO ENERGY, INC.

                          __% __________ Notes Due 20__

           This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued under an Indenture dated as of August 17, 1998, as supplemented by the _________ Supplemental Indenture, dated as of ____________, 20__)) (as previously supplemented and amended, and as further amended or supplemented, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered, including provisions relating to extensions of interest payments in Article Two of the ______ Supplemental Indenture [and subordination in Article Five of the _______ Supplemental Indenture]. This Note is one of the securities of the series designated on the face hereof, limited in aggregate principal amount to $___________.

                              TRANSFER OR EXCHANGE

           As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $_____ and any integral multiple of $_____. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

           No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                           REDEMPTION AND ACCELERATION

           Optional Redemption. On or after _______, 20__, the Company may redeem all the Notes at any time or some of them from time to time at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date.

           Additional Optional Redemption. In addition to redemptions pursuant to the above under "Optional Redemption", if a Special Event (as defined below) has occurred and is continuing then the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Notes to redeem the Notes, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, if any, to the date of such redemption (the "Redemption Price"); provided, however, that in the case of a Tax Event, if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the LLC, the Trust or the Holders of the Trust Preferred Securities issued by the Trust, the Company shall pursue such Ministerial Action instead of redemption, and provided, further, that the Company shall have no right to redeem the Notes while the Company is pursuing any Ministerial Action pursuant to its obligations under the Limited Liability Company Agreement of the LLC. The Redemption Price shall be paid on the date of such redemption, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

           A "Special Event" shall mean either a Tax Event or an Investment Company Event. "Tax Event" shall mean that the LLC or the Trust shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations by any court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation or application is issued or announced on or after the date of original issuance of Notes, there is more than an insubstantial risk that (i) the LLC or the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States Federal income tax with respect to interest received on the Notes or Company Preferred Securities, (ii) interest payable by the Company to the LLC on the Notes is not, or will not be within 90 days of the date of the opinion of counsel, deductible for United States Federal income tax purposes, or (iii) the LLC or the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. "Investment Company Event" shall mean the LLC or the Trust shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof) experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act

Law") there is more than an insubstantial risk that the LLC or the Trust is or will be considered an "Investment Company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Notes.

           Notice of redemption shall be given by mail to the registered owner of this Note, not less than 30 nor more than 60 days prior to the Redemption Date, all as provided in the Indenture. The Company shall not be required to (a) issue, register the transfer of or exchange Notes of this series during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing or (b) register the transfer of or exchange any Notes selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

           In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the registered owner hereof upon the cancellation hereof.

           Acceleration. If any Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

OTHER PROVISIONS

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

           No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

           All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

           This Note shall be governed by and construed in accordance with the laws of The State of New York.

ABBREVIATIONS

           The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM            -- as tenants in common                UNIF GIFT MIN ACT--______ CUSTODIAN_____

  TEN ENT            -- as tenants by the entireties                           (Cust)          (Minor)

  JT TEN             -- as joint tenants with right         Under Uniform Gifts to Minors Act

                         of survivorship and not as

                         tenants in common
                                                            ---------------------------
                                                                      (State)

           Additional abbreviations may also be used though not in the above list.

           FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

  Please Insert Social Security or

  Other Identifying Number of Assignee



-----------------------------------


-----------------------------------





--------------------------------------------------------------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------





--------------------------------------------------------------------------------


the within Security of TECO ENERGY, INC. and does hereby irrevocably constitute and appoint

__________________________________________________ attorney to transfer said
Security on the books of the Company, with full power of substitution in the premises.


Dated:
      ----------------------             ---------------------------------------

                                         ---------------------------------------




NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                                                      [EXHIBIT B

                                TABLE OF CONTENTS


                                TECO ENERGY, INC.

                         __% __________ NOTES DUE _____

                           SUPPLEMENTAL COMPANY ORDER

           Pursuant to Section 210 of the ________ Supplemental Indenture, dated as of _________, 20__, to the Indenture, dated as of August 17, 1998, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $______________. The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.

           IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of ________, ____.

                                TECO ENERGY, INC.



                                By:
                                   -------------------------------
                                      Name:
                                      Title: ]